                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in Registration Statement 33-61977 on Form S-8 dated August 21, 1995, and Registration Statement 33-61979 on Form S-8 dated August 21, 1995, and Registration Statement 33-12571 on Form S-8 dated March 11, 1987, and Registration Statement 33-593 on Form S-8 dated October 1, 1985, of our report dated February 25, 1998, with respect to the consolidated financial statements and schedule of Medar, Inc. and subsidiaries listed din the index at Item 14(a) of this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                      /s/ Ernst & Young LLP
Detroit, Michigan
March 30, 1998




















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